UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2008

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Purchase Agreement

On June 12, 2008, Power-One, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $75 million aggregate principal amount of its 8% Senior Secured Convertible Notes due 2013 (the “Notes”) to Lehman Brothers Inc., as initial purchaser (the “Initial Purchaser”) for resale to certain qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Company granted the Initial Purchaser a 30-day option to purchase up to an additional $5 million aggregate principal amount of the Notes.  On June 17, 2008, the Company issued $75 million of the Notes.

Indenture and the Notes

The Notes are governed by an indenture, dated as of June 17, 2008 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee.  The Notes bear interest at a rate of 8% per annum, payable in cash in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2008.  The Notes will mature on June 17, 2013.  The Notes will rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness that is not subordinated by its terms.

The Notes are convertible, at any time prior to the close of business on the business day immediately preceding the maturity date, into shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), at an initial conversion rate of 304.8780 shares of Common Stock per $1,000 in principal amount of the Notes (which is equivalent to an initial conversion price of approximately $3.28 per share), subject to certain adjustments set forth therein, including a potential reset to the conversion rate on June 18, 2009 if the average Common Stock price is lower than the initial conversion price during the five trading days preceding the reset date, subject to a conversion price floor and limitations on conversion under the rules of The Nasdaq Global Market.  In certain circumstances if the conversion price is reset, the Indenture may require us to a make a cash payment upon conversion in lieu of issuing certain shares of Common Stock if that is permissible under the rules of The Nasdaq Global Market.  The Company has agreed to seek stockholder approval so that the rules of The Nasdaq Global Market will not restrict its ability to make in full the conversion rate adjustments otherwise contemplated by the terms of the Notes.

The Company will have the right to redeem for cash (i) some or all of the outstanding Notes, if on or after June 17, 2010, the closing price of the Common Stock as reported on The Nasdaq Global Market exceeds for twenty (20) or more trading days out of a thirty (30) consecutive trading day period, 175% of the then current conversion price of the Notes, or (ii) all the outstanding Notes if at any time less than 10% of the aggregate principal amount of the Notes initially issued remain outstanding.  The redemption price will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, and the present value of all remaining interest on the Notes through and including the maturity date.

In addition, on or after June 17, 2011, holders may require the Company to repurchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest if the Company’s ratio of total net debt to last twelve months’ EBITDA exceeds 3.0x, measured as of the end of the preceding fiscal quarter.  Holders may also require the Company to repurchase all or a portion of the Notes upon a fundamental change (as described therein) at a repurchase price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes contain customary representations and warranties, events of default and affirmative and restrictive covenants.  Specifically, the Notes contain covenants that, in general, limit, the repayment of certain indebtedness, the payment of dividends on, or repurchase of Common Stock, the granting of liens and the incurrence of indebtedness.  Under the terms of the Indenture, the Company must also maintain certain financial ratios related to debt, cash and cash equivalents, and tangible net worth.  The Notes provide for events of default that would permit the trustee, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding and the trustee to accelerate the maturity of the Notes upon, in general, failure to make payments thereon, failure to comply with conversion obligations, failure to timely comply with the covenants and agreements contained therein for a period of time after notice has been provided, certain events of insolvency or dissolution, the occurrence of certain legal judgments against the Company, or the suspension from trading of the Common Stock for a certain period of time.

The Company estimates that the net proceeds from the offering, after deducting the Initial Purchaser’s discount and estimated offering expenses are approximately $70.5 million (or $75.3 million if the Initial Purchaser’s option is exercised in full).  Upon completion of the offering, the Company (i) used the net proceeds to retire approximately $50.2 million of previously incurred acquisition indebtedness (including interest) provided by PWER Bridge, LLC and (ii) intends to use the balance for working capital and general corporate purposes.

Security Agreement

In connection with the offering, on June 17, 2008, the Company and certain of its subsidiaries entered into a pledge and security agreement (the “Security Agreement”) with The Bank of New York Trust Company, N.A., as collateral agent, pursuant to which the Notes will be secured by a first-priority pledge of all of the Company’s equity interests in its first tier domestic subsidiaries and up to 66% of the Company’s equity interests in certain of its foreign subsidiaries, and, subject to certain exceptions, all of the inventory, accounts receivable and other property and assets (other than capital stock) of the Company and its first tier domestic subsidiaries.

This announcement is not an offer to sell or a solicitation of an offer to buy either the Notes or the Common Stock issuable upon conversion of the Notes, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act or any state securities laws, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration under the Securities Act or any applicable state securities laws.

The foregoing description of the Indenture, the Notes, the Purchase Agreement and the Security Agreement (together, the “Transaction Documents”) does not purport to be complete and is qualified in its entirety by reference to the Indenture, Form of Note, Purchase Agreement and Security Agreement, which are incorporated by reference herein and which are filed herewith as Exhibits 4.1, 4.2, 10.1 and 10.2 respectively.  The Transaction Documents have been included to provide investors and security holders with information regarding the terms of the transaction. The Transaction Documents are not intended to provide any other factual information about the Company.  The Transaction Documents contain representations and warranties the parties thereto made to and solely for the benefit of each other.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Transaction Documents and information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

Item 3.02                                             Unregistered Sales of Equity Securities.

On June 17, 2008, the Company issued $75 million aggregate principal amount of the Notes.  The Initial Purchaser of the Notes received an aggregate discount of $3 million (or will receive $3.2 million if the Initial Purchaser’s option is exercised in full).  The offer and sale of the Notes to the Initial Purchaser was not registered under the Securities Act in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.  The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  Additional information is provided in Item 1.01 above and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

Exhibit 4.1	Indenture dated as of June 17, 2008 among Power-One, Inc. and The Bank of New York Trust Company, N.A. as trustee.

Exhibit 4.2	Form of 8% Senior Secured Convertible Note due 2013.

Exhibit 10.1	Purchase Agreement dated as of June 12, 2008 among Power-One, Inc. and Lehman Brothers Inc., as initial purchaser.

Exhibit 10.2	Pledge and Security Agreement dated as of June 17, 2008 among Power-One, Inc. and its subsidiaries named therein and The Bank of New York Trust Company, N.A., as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/JEFFREY J. KYLE
Date:	June 18, 2008		Jeffrey J. Kyle
Vice President – Finance, Treasurer and Chief Financial Officer